Exhibit 5.1

600 Travis, Suite 4200 Houston, Texas 77002 713.220.4200 Phone 713.220.4285 Fax andrewskurth.com

January 27, 2010

FiberTower Corporation

185 Berry Street, Suite 4800

San Francisco, CA 94107

Ladies and Gentlemen:

We have acted as special counsel to FiberTower Corporation, a Delaware corporation (the “Company”), and each of the entities listed on Schedule A hereto (collectively, the “Guarantors,” and together with the Company, the “Registrants”) in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), of the Registration Statement on Form S-3 of the Registrants (the “Registration Statement”), relating to the offer and sale from time to time by the selling securityholders named in the Registration Statement of (i) up to an aggregate of 10,135,201 shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”), (ii) up to an aggregate of $53,718,587 principal amount of the Company’s 9.00% Senior Secured Notes due 2016 (the “Notes”), including up to an aggregate of $16,096,241 principal amount of Notes that may be issued as “paid-in-kind” interest on the Notes (the “PIK Notes”), as permitted by the terms of the Notes, and (iii) guarantees of the Notes by the Guarantors (the “Guarantees”).  The Notes and Guarantees of the Notes have been, and any PIK Notes and Guarantees of the PIK Notes will be, issued pursuant to the Indenture, dated December 22, 2009 (the “Indenture”), among the Company, the subsidiaries of the Company party thereto and Wells Fargo Bank, National Association, as Trustee, as it may be amended or supplemented from time to time.  The Indenture is attached as Exhibit 4.4 to the Registration Statement.  Capitalized terms used but not defined herein shall have the meanings assigned to them in the Indenture.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, including the form of prospectus included therein and the documents incorporated by reference therein, and the exhibits thereto, (ii) the Company’s certificate of incorporation, as amended to date, (iii) the Company’s bylaws, as amended to date, and (iv) certain resolutions of the Board of Directors of the Company. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed and have not verified (i) the genuineness of the signatures on all documents that we have examined, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents supplied to us as originals and (iv) the conformity to the authentic originals of all documents supplied to us as certified or photostatic or faxed copies.  In conducting our examination of documents, we have assumed the power, corporate

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or other, of all parties thereto other than the Registrants to enter into such documents and perform all obligations thereunder, and have also assumed the due authorization by all requisite action, corporate or other, and the due execution and delivery by such parties of such documents and that, except as set forth in the numbered paragraphs below, to the extent that such documents purport to constitute agreements, such documents constitute valid and binding obligations of such parties.

In rendering the opinions expressed in paragraphs 4 and 5 below with respect to any PIK Notes and Guarantees of such PIK Notes, we have assumed that:

(i)            the form and terms of such PIK Notes and the Guarantees of such PIK Notes will comply with the Indenture as then and theretofore amended or supplemented; and

(ii)           the form and terms of such PIK Notes and the Guarantees of such PIK Notes, the issuance and delivery thereof by the applicable Registrant, and the incurrence and performance by the applicable Registrant of its obligations thereunder or in respect thereof (including, without limitation, its obligations under the Indenture) in accordance with the terms thereof, will be in full compliance with, and will not violate, the certificate of incorporation, articles of incorporation, bylaws, certificate of formation, limited liability company agreement, partnership agreement or similar instrument of any of the Registrants, or any applicable law, rule, regulation, order, judgment, decree, award, or agreement binding upon any of the Registrants, or to which the issuance and delivery of such PIK Notes and Guarantees, or the incurrence and performance of such obligations, may be subject, or violate any applicable public policy, or be subject to any defense in law or equity, and (without limiting the generality of the foregoing) Section 5-501.6.b of the New York General Obligations Law will apply in the case of all such PIK Notes and Guarantees. In addition, we have assumed the receipt by each person to whom or for whose benefit such PIK Notes and Guarantees are to be issued (collectively, the “Beneficial Holders”) of a certificate for such PIK Notes, or the receipt by The Depository Trust Company, acting as agent, on behalf of all Beneficial Holders, of a global security then evidencing such PIK Notes, in accordance with the Indenture.

Based upon and subject to the foregoing and subject also to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1.             The Common Stock has been duly authorized and is validly issued, fully paid and nonassessable.

2.             The Notes (other than the PIK Notes) have been validly issued and constitute valid and legally binding obligations of the Company.

3.             The Guarantees of the Notes (other than the PIK Notes) constitute valid and legally binding obligations of the applicable Guarantor.

4.             With respect to the PIK Notes, assuming (a) the valid execution and delivery of the applicable Authentication Order and Officer’s Certificate by a duly authorized officer of the Company, in each case in accordance with the terms of the Indenture, as then and theretofore amended or supplemented, (b) the taking by the Company of all necessary corporate action to authorize and approve the issuance of the PIK Notes and (c) the execution, authentication, issuance and delivery of the PIK Notes in accordance with the terms of the Indenture, as then and theretofore amended or supplemented, such PIK Notes will be validly issued and will constitute valid and legally binding obligations of the Company.

5.             With respect to the Guarantees of the PIK Notes, assuming (a) the valid execution and delivery of the applicable Authentication Order and Officer’s Certificate by a duly authorized officer of the Company, in each case in accordance with the terms of the Indenture, as theretofore amended or supplemented, (b) the taking by the Registrants of all necessary corporate, limited liability company or partnership action (as applicable) to authorize and approve the issuance of the Guarantees and the PIK Notes to which they pertain and (c) the execution, authentication, issuance and delivery of the PIK Notes, and the execution and delivery of such Guarantees, in each case in accordance with the terms of such Indenture as then and theretofore amended or supplemented, such Guarantees will constitute valid and legally binding obligations of the applicable Guarantor.

Our opinions in paragraphs 2, 3, 4 and 5 above are subject to applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer or conveyance), reorganization, moratorium and other similar laws affecting creditors’ rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing, and we express no opinion herein with respect to provisions relating to severability or separability.

We express no opinion other than as to the laws of the State of New York, the Delaware General Corporation Law and the Delaware Limited Liability Company Act.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving this consent, we do not admit that we are “experts” under the Act or the rules and regulations of the Commission thereunder with respect to any part of the Registration Statement, including this exhibit. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law, and we have assumed that at no future time would any such subsequent change of fact or law affect adversely our ability to render at such time an opinion (a) containing the same legal conclusions set forth herein and (b) subject only to such (or fewer) assumptions, limitations and qualifications as are contained herein.

Very truly yours,

/s/ Andrews Kurth LLP

Schedule A

Guarantors

(all organized in Delaware)

FiberTower Network Services Corp.

FiberTower Solutions Corporation

FiberTower Broadband Corp.

FiberTower Licensing Corp.

FiberTower Spectrum Holdings LLC

Teligent Services Acquisition, Inc.